UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2020

PALMER SQUARE CAPITAL BDC INC.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2020 (the “Closing Date”), Palmer Square BDC Funding I LLC (“Funding”), a wholly owned subsidiary of Palmer Square Capital BDC Inc. (the “Company”), entered into a senior, secured revolving credit facility (the “Credit Facility”) with Bank of America, N.A. (“Bank of America”), as administrative agent (“Administrative Agent”) and as lender, and BofA Securities, Inc., as sole lead arranger and sole book manager. The “Commitment” amount for the Credit Facility was $200 million as of the Closing Date, but is scheduled to increase to $400 million on the one month anniversary of the Closing Date, so long as no borrowing base deficiency, default or event of default has occurred.

Under the Credit Facility, which matures on February 18, 2023, the lender has agreed to extend credit to Funding in an aggregate principal amount up to the Commitment amount. Funding’s ability to draw under the Credit Facility is scheduled to terminate on February 11, 2023. All amounts outstanding under the Credit Facility are required to be repaid by February 18, 2023. The loans under the Credit Facility may be base rate loans or eurocurrency rate loans. The base rate loans will bear interest at the base rate plus 1.30%, and the eurocurrency rate loans will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.30%. The “base rate” will be equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the prime rate and (c) LIBOR.

Funding has pledged all of its assets to the Administrative Agent to secure its obligations under the Credit Facility. Both the Company and Funding have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowing under the Credit Facility is subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The Company plans to transfer certain loans and assets it has originated or acquired from time to time to Funding through a Sale and Contribution Agreement (the “Sale and Contribution Agreement”) and may cause Funding to originate or acquire loans in the future, consistent with the Company’s investment objectives. Palmer Square BDC Advisor LLC will serve as investment advisor to Funding pursuant to an investment management agreement (the “Investment Management Agreement”).

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to copies of the form of Credit Agreement, Sale and Contribution Agreement and Investment Management Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated February 18, 2020, by and among Palmer Square BDC Funding I LLC, as the borrower, Bank of America, N.A., as administrative agent and as lender, and BofA Securities, Inc., as sole lead arranger and sole book manager.
10.2	Sale and Contribution Agreement, dated February 18, 2020, by and between Palmer Square Capital BDC Inc., as the seller, and Palmer Square BDC Funding I LLC, as the purchaser.
10.3	Investment Management Agreement, dated February 18, 2020, by and between Palmer Square BDC Advisor LLC, as the investment advisor, and Palmer Square BDC Funding I LLC, as the borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMER SQUARE CAPITAL BDC INC.

Date: February 20, 2020	By:	/s/ Jeffrey D. Fox
	Name:	Jeffrey D. Fox
	Title:	Chief Financial Officer

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